EXHIBIT 10.1

AGREEMENT AND PLAN OF MERGER

THIS AGREEMENT AND PLAN OF MERGER is made as of the 3rd day of March, 2009

AMONG:

TRICORD HURRICANE HOLDINGS, INC., a corporation formed pursuant to the laws of the State of Nevada and having an office for business located at 2511 South Cincinnati Ave., Tulsa, OK 74114

(“TriCord”)

AND:

ARIA ACQUISITION, INC., a corporation formed pursuant to the laws of the State of Nevada and a wholly owned subsidiary of TriCord

(the “Acquirer”)

AND:

ARIA INTERNATIONAL, INCORPORATED, a corporation formed pursuant to the laws of the State of Delaware and having an office for business located at 4821 29th Street, Arlington, VA 22207.

(“ARIA”)

WHEREAS:

A.    ARIA is a Delaware corporation which specializes in special surveillance and communications solutions;

B.    The ARIA shareholders own an aggregate of 10,000,000 ARIA Shares, being 100% of the presently issued and outstanding ARIA Shares;

C.    TriCord is a reporting company whose common stock is quoted on the OTC Bulletin Board and which has been engaged in a search for potential merger and acquisition candidates; and

D.    The respective Boards of Directors of TriCord, ARIA and the Acquirer deem it advisable and in the best interests of TriCord, ARIAand the Acquirer that the Acquirer merge with and into ARIA (the “Merger”) pursuant to this Agreement and the Certificate of Merger, and the applicable provisions of the laws of the State of Nevada.

NOW THEREFORE, WITNESSETH THAT in consideration of the premises and the mutual covenants, agreements, representations and warranties contained herein, and other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties hereto hereby agree as follows:

ARTICLE 1
DEFINITIONS AND INTERPRETATION

Definitions

1.1	In this Agreement the following terms will have the following meanings:

(a)	“Acquisition Shares” means the 88,815,000 TriCord Common Shares, which shares are to be issued and delivered to the ARIA Shareholders at Closing;

(b)	“Agreement” means this agreement and plan of merger among TriCord, the Acquirer, and ARIA;

(c)	“ARIA Accounts Receivable” means all accounts receivable and other amounts owing to ARIA;

(d)
“ARIA Assets” means all the property and assets of the ARIA Business of every kind and description wherever situated including, without limitation, ARIA Inventory, ARIA Material Contracts, ARIA Accounts Receivable, ARIA Cash, ARIA Intangible Assets and ARIA Goodwill, and all credit cards, charge cards and banking cards issued to ARIA;

(e)	“ARIA Business” means all aspects of the business conducted by ARIA and its subsidiaries;

(f)	“ARIA Cash” means all cash on hand or on deposit to the credit of ARIA on the Closing Date;

(g)	“ARIA Common Shares” means the shares of common stock, par value $0.001, in the capital of Aria;

(h)
“ARIA Financial Statements” means collectively, the audited financial statements of ARIA for the fiscal year ending December 31, 2008, which shall be delivered at Closing, all of which will be prepared in accordance with United States generally accepted accounting principles and the requirements of Regulation S-X as promulgated by the Commission;

(i)
“ARIA Goodwill” means the goodwill of the ARIA Business together with the exclusive right of ARIA to represent itself as carrying on the ARIA Business in succession of ARIA subject to the terms hereof, and the right to use any words indicating that the ARIA Business is so carried on including the right to use the name “ARIA” or any variation thereof as part of the name of or in connection with the ARIA Business or any part thereof carried on or to be carried on by ARIA, the right to all corporate, operating and trade names associated with the ARIA Business, or any variations of such names as part of or in connection with the ARIA Business, all telephone listings and telephone advertising contracts, all lists of customers, books and records and other information relating to the ARIA Business, all necessary licenses and authorizations and any other rights used in connection with the ARIA Business;

(j)
“ARIA Intangible Assets” means all of the intangible assets of ARIA, including, without limitation, ARIA Goodwill, all trademarks, logos, copyrights, designs, and other intellectual and industrial property of ARIA;

(k)	“ARIA Inventory” means all inventory and supplies of the ARIA Business as of September 30, 2008 as increased or decreased in the ordinary course of business;

(l)
“ARIA Material Contracts” means the burden and benefit of and the right, title and interest of ARIA in, to and under all trade and non-trade contracts, engagements or commitments, whether written or oral, to which ARIA is entitled in connection with the ARIA Business under which ARIA is obligated to pay or entitled to receive the sum of Ten Thousand Dollars ($10,000) or more annually including, without limitation, any pension plans, profit sharing plans, bonus plans, loan agreements, security agreements, indemnities and guarantees, any agreements with employees, lessees, licensees, managers, accountants, suppliers, agents, distributors, officers, directors, attorneys or others which cannot be terminated without liability on not more than one month’s notice; and

(m)	“ARIA Shareholders” means all of the holders of the issued and outstanding ARIA Shares;

(n)	“Closing” means the completion, on the Closing Date, of the transactions contemplated hereby in accordance with Article 9 hereof;

(o)	“Closing Date” means the day on which all conditions precedent to the completion of the transaction as contemplated hereby have been satisfied or waived;

(p)	“Commission” means the Securities and Exchange Commission;

(q)	“DGCL” means the Delaware General Corporation Law;

(r)
“Effective Time” means the date of the filing of an appropriate Certificate of Merger in the form required by the State of Nevada provided that the Merger shall become effective as provided in the DGCL;

(s)	“Exchange Act” means the Securities Exchange Act of 1934, as amended;

(t)	“Merger” means the merger, at the Effective Time, of ARIA and the Acquirer pursuant to this Agreement;

(u)	“Milestone 1 Shares” shall have the meaning set forth in Section 10.2 hereof;

(v)	“Milestone 2 Shares” shall have the meaning set forth in Section 10.2 hereof;

(w)	“NRS” means the Nevada Revised Statutes

(x)	“Place of Closing” means the offices of Sichenzia Ross Friedman Ference LLP, or such other place as TriCord and ARIA may mutually agree upon;

(y)	“Securities Act” means the Securities Act of 1933, as amended;

(z)	“SEC Reports” means all forms, reports and documents filed and required to be filed by TriCord with the Commission under the Exchange Act;

(aa)	“Surviving Company” means ARIA following the merger with the Acquirer;

(bb)	“TriCord Business” means all aspects of any business conducted by TriCord and its subsidiaries;

(cc)	“TriCord Common Shares” means the shares of common stock, par value $0.001, in the capital of TriCord;

(dd)
“TriCord Financial Statements” means, collectively, the audited financial statements of TriCord for the two fiscal years ended December 31, 2007 and 2006, and the unaudited financial statements of TriCord for the period ending September 30, 2008;

Any other terms defined within the text of this Agreement will have the meanings so ascribed to them.

Captions and Section Numbers

1.2              The headings and section references in this Agreement are for convenience of reference only and do not form a part of this Agreement and are not intended to interpret, define or limit the scope, extent or intent of this Agreement or any provision hereof.

Section References and Schedules

1.3              Any reference to a particular “Article”, “section”, “paragraph”, “clause” or other subdivision is to the particular Article, section, clause or other subdivision of this Agreement and any reference to a Schedule by letter will mean the appropriate Schedule attached to this Agreement and by such reference the appropriate Schedule is incorporated into and made part of this Agreement.

Severability of Clauses

1.4              If any part of this Agreement is declared or held to be invalid for any reason, such invalidity will not affect the validity of the remainder which will continue in full force and effect and be construed as if this Agreement had been executed without the invalid portion, and it is hereby declared the intention of the parties that this Agreement would have been executed without reference to any portion which may, for any reason, be hereafter declared or held to be invalid.

ARTICLE 2
THE MERGER

The Merger

2.1              At Closing, the Acquirer shall be merged with and into ARIA pursuant to this Agreement and the separate corporate existence of the Acquirer shall cease and ARIA, as it exists from and after the Closing, shall be the Surviving Company.

Effect of the Merger

2.2              The Merger shall have the effect provided therefore by the NRS. Without limiting the generality of the foregoing, and subject thereto, at Closing (i) all the rights, privileges, immunities, powers and franchises, of a public as well as of a private nature, and all property, real, personal and mixed, and all debts due on whatever account, including without limitation subscriptions to shares, and all other choices in action, and all and every other interest of or belonging to or due to ARIA or the Acquirer, as a group, subject to the terms hereof, shall be taken and deemed to be transferred to, and vested in, the Surviving Company without further act or deed; and all property, rights and privileges, immunities, powers and franchises and all and every other interest shall be thereafter as effectually the property of the Surviving Company, as they were of ARIA and the Acquirer, as a group, and (ii) all debts, liabilities, duties and obligations of ARIA and the Acquirer, as a group, subject to the terms hereof, shall become the debts, liabilities and duties of the Surviving Company and the Surviving Company shall thenceforth be responsible and liable for all debts, liabilities, duties and obligations of ARIA and the Acquirer, as a group, and neither the rights of creditors nor any liens upon the property of ARIA or the Acquirer, as a group, shall be impaired by the Merger, and may be enforced against the Surviving Company.

Articles of Incorporation; Bylaws; Directors and Officers

2.3              The Articles of Incorporation of the Surviving Company from and after the Closing shall be the Articles of Incorporation of TriCord as in effect immediately prior to the Closing until thereafter amended in accordance with the provisions therein and as provided by the applicable provisions of the NRS.  The Bylaws of the Surviving Company from and after the Closing shall be the Bylaws of TriCord as in effect immediately prior to the Closing, continuing until thereafter amended in accordance with their terms, the Articles of Incorporation of the Surviving Company and as provided by the NRS.  The directors and officers of the Surviving Company from and after the Closing shall be the directors and officers of ARIA immediately prior to the Closing.

Conversion of Securities

2.4              At the Effective Time, by virtue of the Merger and without any action on the part of the Acquirer or ARIA, the shares of capital stock of each of ARIA and the Acquirer shall be converted as follows:

(a)
Capital Stock of the Acquirer. Each issued and outstanding share of the Acquirer’s capital stock shall continue to be issued and outstanding and shall be converted into one share of validly issued, fully paid, and non-assessable common stock of the Surviving Company. Each stock certificate of the Acquirer evidencing ownership of any such shares shall continue to evidence ownership of such shares of capital stock of the Surviving Company.

(b)
Conversion of ARIA Shares. Each ARIA Share that is issued and outstanding at the Effective Time, shall automatically be cancelled and extinguished and converted, without any action on the part of the holder thereof, into the right to receive 8.8815 Acquisition Shares for each ARIA Share. All such ARIA Shares, when so converted, shall no longer be outstanding and shall automatically be cancelled and retired and shall cease to exist, and each holder of a certificate representing any such shares shall cease to have any rights with respect thereto, except the right to receive the Acquisition Shares paid in consideration therefor upon the surrender of such certificate in accordance with this Agreement.

2.5      Dissenting Shareholders

(a)
Notwithstanding any provision of this Agreement to the contrary, each share of ARIA common stock that is issued and outstanding immediately prior to the Closing and that is held by a shareholder of ARIA who has not voted in favor of this Agreement or consented thereto in writing and who shall have otherwise perfected such holder’s dissenters’ rights in accordance with and as contemplated by Section 262 of the DGCL (each such shareholder, a “Dissenting Stockholder”, and each share of ARIA common stock held by such shareholder, a “Dissenting Share”) shall not be canceled, extinguished and converted, but shall be entitled to receive from the Surviving Corporation the value of the shares of ARIA common stock held by such Dissenting Stockholder as determined pursuant to Section 262 of the DGCL; provided, however, that if such Dissenting Stockholder fails to perfect, or effectively withdraws or loses such holder’s right to appraisal of and payment for such holder’s shares under Section 262 of the DGCL, each share of ARIA common stock of such Dissenting Stockholder shall thereupon be deemed to have been converted into and to have become exchangeable for, as of the Closing, the right to receive shares of TriCord common stock, and such share of ARIA common stock shall no longer be a Dissenting Share.  In such event, ARIA shall deliver the number of shares of TriCord common Stock to which such shareholder is entitled (without interest) upon surrender by such shareholder of the certificate or certificates representing the shares of ARIA common stock held by such shareholder.

(b)
ARIA shall provide notice in accordance with the DGCL to each shareholder that is entitled to appraisal rights; provided that if the ARIA shareholders have approved the Merger by written consent pursuant to Section 228 of the DGCL, ARIA shall provide notice promptly, and in any event within five (5) business days, after such stockholder approval is obtained.  ARIA shall give prompt notice to TriCord of any demands received by ARIA for appraisal of shares of ARIA common stock.  The Surviving Corporation shall promptly pay to any Dissenting Stockholder any and all amounts due and owing to such holder as a result of any settlement of, or determination by the court of the city or county in Virginia where its registered office is located  with respect to, such demands.

ARTICLE 3
REPRESENTATIONS AND WARRANTIES
OF TRICORD

Representations and Warranties

3.1              TriCord and the Acquirer jointly and severally represent and warrant in all material respects to ARIA, with the intent that ARIA will rely thereon in entering into this Agreement and in approving and completing the transactions contemplated hereby, that:

TriCord - Corporate Status and Capacity

(a)
Incorporation. TriCord is a corporation duly incorporated and validly existing under the laws of the State of Nevada, and is in good standing with the office of the Secretary of State for the State of Nevada.

(b)
Carrying on Business. TriCord and its subsidiaries, currently do not carry on any material business activity in any jurisdiction. The nature of the TriCord Business does not require TriCord and its subsidiaries to register or otherwise be qualified to carry on business in any jurisdiction other than the respective states of their organization, where TriCord and its subsidiaries  are each dully qualified and authorized to do business;

(c)	Corporate Capacity. TriCord has the corporate power, capacity and authority to own its assets and to enter into and complete this Agreement;

(d)
Reporting Status; Listing. TriCord’s common stock is not registered under Section 12(g) of the Exchange Act and TriCord is not required to file current reports with the Commission pursuant to Section 13(a) of the Exchange Act. The TriCord Common Shares are quoted on the OTC Bulletin Board under the symbol “TRIH”. None of TriCord’s subsidiaries has common stock that is registered under Section 12(g) of the Exchange Act and none of TriCord’s subsidiaries is required to file current reports with Commission pursuant to Section 13(a) or 15(d) of the Exchange Act;

(e)
SEC Reports. TriCord has filed all SEC Reports with the Commission under the Securities Act and the Exchange Act, including pursuant to Section 13(a) or 15(d) thereof, for the two years preceding the date hereof (or such shorter period as TriCord was required by law or regulation to file such material) on a timely basis or has received a valid extension of time of filing ans has filed any such reports prior to the expiration of any such extension.. The SEC Reports, at the time filed, complied as to form in all material respects with the requirements of the Exchange Act. None of the SEC Reports, including without limitation any financial statements or schedules included therein, contains any untrue statements of a material fact or omits to state a material fact necessary in order to make the statements made, in light of the circumstances under which they were made, not misleading;

Acquirer - Corporate Status and Capacity

(f)
Incorporation. The Acquirer is a corporation duly incorporated and validly existing under the laws of the State of Nevada, and is in good standing with the office of the Secretary of State for the State of Nevada;

(g)	Carrying on Business. Other than corporate formation and organization, the Acquirer has not carried on business activities to date;

(h)	Corporate Capacity. The Acquirer has the corporate power, capacity and authority to enter into and complete this Agreement;

TriCord - Capitalization

(i)
Authorized Capital. The authorized capital of TriCord consists of 300,000,000 shares of common stock, $0.001 par value, of which 57,103,772[1]shares are presently issued and outstanding and 10,000,000 shares of Preferred Stock, no par value, of which 0 shares are presently issued and outstanding..

___________________________
1 Not including (i) 4,000,000 shares issuable under the current private placement memorandum dated February 20, 2009; (ii) warrants to acquire 2,106,388 shares which remain unexercised; and (iii) the Acquisition Shares to be issued pursuant to thie Agreement.

(j)
No Option. Except as provided in, contemplated by, or set forth in this Agreement or the SEC Reports, no person, firm or corporation has any agreement or option or any right capable of becoming an agreement or option for the acquisition of any common or preferred shares of TriCord or for the purchase, subscription or issuance of any of the unissued shares in the capital of TriCord;

Acquirer - Capitalization

(k)
Authorized Capital. The authorized capital of the Acquirer consists of 300 shares of common stock, of which 300 shares of common stock are presently issued and outstanding and which are owned by TriCord;

(l)
No Option. No person, firm or corporation has any agreement or option or any right capable of becoming an agreement or option for the acquisition of any common or preferred shares in Acquirer or for the purchase, subscription or issuance of any of the unissued shares in the capital of Acquirer;

TriCord - Records and Financial Statements

(m)	Charter Documents. The charter documents of TriCord and the Acquirer are as set forth as exhibits to the officers certificate to be delivered at Closing pursuant to Section 9.3 hereof;

(n)
Corporate Minute Books.  TriCord and its subsidiaries, are not in violation or breach of, or in default with respect to, any term of their respective Certificates of Incorporation (or other charter documents) or by-laws;

(o)
TriCord Financial Statements. The TriCord Financial Statements present fairly, in all material respects, the assets and liabilities (whether accrued, absolute, contingent or otherwise) of TriCord, including the assets and liabilities, if any of TriCord’s subsidiaries, as of the respective dates thereof, and the results of operations and changes in financial position of TriCord during the period covered thereby, in all material respects and have been prepared in accordance with generally accepted accounting principles consistently applied throughout the periods indicated;

(p)
TriCord Accounts Payable and Liabilities. Except for the TriCord accounts payable balance of $53,799.14 as of March 2, 2009, there are no material liabilities, contingent or otherwise, of TriCord or its subsidiaries, which are not reflected in the TriCord Financial Statements except those incurred in the ordinary course of business since the date of the TriCord Financial Statements, and neither TriCord nor its subsidiaries have guaranteed or agreed to guarantee any debt, liability or other obligation of any person, firm or corporation;

(q)
TriCord Accounts Receivable. There are no accounts receivable of TriCord or any of TriCord’s subsidiaries; which are not reflected in the TriCord Financial Statements except those incurred in the ordinary course of business since the date of the TriCord Financial Statements, and neither TriCord nor its subsidiaries have guaranteed or agreed to guarantee any debt, liability or other obligation of any person, firm or corporation;

(r)
No Debt. Except for the amount payable to the Oklahoma Center for the Advancement of Science and Technology (OCAST) as of March 2, 2009 in the aggregate amount of $160,000, which is due no later than July 2012, neither TriCord nor its subsidiaries are, on the date hereof and on Closing, materially indebted to any, person or entity or other third party, including any affiliate, director or officer of TriCord;

(s)
No Related Party Debt to TriCord. No director or officer or affiliate of TriCord or its subsidiaries, is now indebted to or under any financial obligation to TriCord or its subsidiaries on any account whatsoever, except for advances on account of travel and other expenses not exceeding One Thousand Dollars ($1,000) in total;

(t)	No Dividends. No dividends or other distributions on any shares in the capital of TriCord have been made, declared or authorized since the date of the TriCord Financial Statements;

(u)
No Payments. No payments of any kind have been made or authorized since the date of the TriCord Financial Statements to or on behalf of officers, directors, shareholders or employees of TriCord or its subsidiaries or under any management agreements with TriCord or its subsidiaries, except payments made in the ordinary course of business and at the regular rates of salary or other remuneration payable to them;

(v)
No Pension Plans. Except as disclosed in the SEC Reports, there are no pension, profit sharing, group insurance or similar plans or other deferred compensation plans affecting TriCord or its subsidiaries;

(w)	No Adverse Events. Since September 30, 2008,

(i)
there has not been any material adverse change in the properties, results of operations, financial position or condition (financial or otherwise) of TriCord, its subsidiaries, its assets or liabilities or any damage, loss or other change in circumstances materially affecting TriCord, the TriCord Business or TriCord’s right to carry on the TriCord Business, other than non-material changes in the ordinary course of business or as contemplated pursuant to this Agreement,

(ii)	there has not been any damage, destruction, loss or other event (whether or not covered by insurance) materially and adversely affecting TriCord, its subsidiaries, or the TriCord Business,

(iii)
there has not been any material increase in the compensation payable or to become payable by TriCord to any of TriCord’s officers, employees or agents or any bonus, payment or arrangement made to or with any of them,

(iv)	the TriCord Business has been and continues to be carried on in the ordinary course,

(v)	TriCord has not waived or surrendered any right of material value,

(vi)	Neither TriCord nor its subsidiaries have discharged, satisfied or paid any lien or encumbrance or obligation or liability other than current liabilities in the ordinary course of business; and

(vii)	no capital expenditures have been authorized or made by TriCord.

TriCord - Income Tax Matters

(x)
Tax Returns. As of the Closing Date, all tax returns of TriCord and its subsidiaries, required by law to be filed have been filed and are true, complete and correct, and any taxes payable in accordance with any return filed by TriCord and its subsidiaries, or in accordance with any notice of assessment or reassessment issued by any taxing authority have been so paid and no amounts are owed to any taxing authority as of the Closing Date. Without limiting the generality of the foregoing, TriCord hereby repreents that no amounts are owed to any taxing authorities by TriCord and/or its subsidiaries, for the period commencing on the formation(incorporation) of TriCord though the Closing Date;

(y)
Current Taxes. Adequate provisions have been made for taxes payable for the current period for which tax returns are not yet required to be filed and there are no agreements, waivers, or other arrangements providing for an extension of time with respect to the filing of any tax return by, or payment of, any tax, governmental charge or deficiency by TriCord or its subsidiaries.  There are no contingent tax liabilities or any grounds which would prompt a reassessment including aggressive treatment of income and expenses in filing earlier tax returns for TriCord or its subsidiaries;

TriCord - Applicable Laws and Legal Matters

(z)
Licenses. TriCord and its subsidiaries hold all licenses and permits as may be requisite for carrying on the TriCord Business in the manner in which it has heretofore been carried on, which licenses and permits have been maintained and continue to be in good standing except where the failure to obtain or maintain such licenses or permits would not have a material adverse effect on the TriCord Business;

(aa)
Applicable Laws. Neither TriCord nor its subsidiaries have been charged with or received notice of breach of any laws, ordinances, statutes, regulations, by-laws, orders or decrees to which they are subject or which apply to them the violation of which would have a material adverse effect on the TriCord Business, and to TriCord’s knowledge, neither TriCord nor its subsidiaries are in breach of any laws, ordinances, statutes, regulations, bylaws, orders or decrees the contravention of which would result in a material adverse impact on the TriCord Business;

(bb)
Pending or Threatened Litigation. There is no litigation or administrative or governmental proceeding pending or threatened against or relating to TriCord, its subsidiaries, or the TriCord Business nor does TriCord have any knowledge of any act or omission of TriCord or its subsidiaries that would form any material basis for any such action or proceeding;

(cc)
No Bankruptcy. Neither TriCord nor its subsidiaries have made any voluntary assignment or proposal under applicable laws relating to insolvency and bankruptcy and no bankruptcy petition has been filed or presented against TriCord or its subsidiaries and no order has been made or a resolution passed for the winding-up, dissolution or liquidation of TriCord or its subsidiaries;

(dd)
Labor Matters. Neither TriCord nor its subsidiaries are party to any collective agreement relating to the TriCord Business with any labor union or other association of employees and no part of the TriCord Business has been certified as a unit appropriate for collective bargaining or, to the knowledge of TriCord, has made any attempt in that regard;

(ee)
Finder’s Fees. Unless otherwise disclosed, neither TriCord nor its subsidiaries are party to any agreement which provides for the payment of finder’s fees, brokerage fees, commissions or other fees or amounts which are or may become payable to any third party in connection with the execution and delivery of this Agreement and the transactions contemplated herein;

Execution and Performance of Agreement

(ff)
Authorization and Enforceability. The execution and delivery of this Agreement, and the completion of the transactions contemplated hereby, have been duly and validly authorized by all necessary corporate action on the part of TriCord and the Acquirer;

(gg)	No Violation or Breach. The execution and performance of this Agreement will not:

(i)
violate the charter documents of TriCord or the Acquirer or result in any breach of, or default under, any loan agreement, mortgage, deed of trust, or any other agreement to which TriCord or its subsidiaries are a party,

(ii)	give any person any right to terminate or cancel any agreement or any right or rights enjoyed by TriCord or its subsidiaries,

(iii)	result in any alteration of TriCord’s or its subsidiaries’ obligations under any agreement to which TriCord or its subsidiaries are party,

(iv)	result in the creation or imposition of any lien, encumbrance or restriction of any nature whatsoever in favor of a third party upon or against the assets of TriCord,

(v)	result in the imposition of any tax liability to TriCord or its subsidiaries relating to the assets of TriCord, or

(vi)	violate any court order or decree to which either TriCord or its subsidiaries is subject;

The TriCord Business

(hh)
Maintenance of Business. Since the date of the TriCord Financial Statements, TriCord and its subsidiaries have not entered into any material agreement or commitment except in the ordinary course and except as provided in, contemplated by, or set forth in this Agreement, or in the SEC Reports;

(ii)
Subsidiaries. Except for the Acquirer and TriCord Hurricane Products, Inc., a Florida corporation, TriCord does not own any subsidiaries and does not otherwise own, directly or indirectly, any shares or interest in any other corporation, partnership, joint venture or firm.  References in this Agreement to any subsidiaries of the TriCord shall include the Acquirer  and any other subsidiary that TriCord may have but has not disclosed in this Agreement;

TriCord - Acquisition Shares

(jj)
Acquisition Shares. The Acquisition Shares when delivered to the holders of ARIA Shares pursuant to the Merger shall be validly issued and outstanding as fully paid and non-assessable shares and the Acquisition Shares shall be transferable upon the books of TriCord, in all cases subject to the provisions and restrictions of all applicable securities laws; and

(kk)
Securities Law Compliance.  Except as set forth in the SEC Reports, TriCord has not issued any shares of its common stock (or securities convertible into or exercisable for shares of common stock).  Neither TriCord nor any person acting on its behalf has taken or will take any action (including, without limitation, any offering of any securities of TriCord under circumstances which would require the integration of such offering with the offering of the Acquisition Shares issued to the ARIA Shareholders) which subject the issuance or sale of such shares to the ARIA Shareholders to the registration requirements of Section 5 of the Securities Act.

Non-Merger and Survival

3.2              The representations and warranties of TriCord and the Acquirer contained herein are true and correct as of the date of this Agreement and will be true at and as of Closing in all material respects as though such representations and warranties were made as of such time.  Notwithstanding the completion of the transactions contemplated hereby, the waiver of any condition contained herein (unless such waiver expressly releases a party from any such representation or warranty) or any investigation made by the ARIA Shareholders, the representations and warranties of TriCord shall survive the Closing for a period of two (2) years.

Indemnity

3.3              TriCord shall indemnify and save harmless ARIA and the ARIA Shareholders from and against any and all claims, demands, actions, suits, proceedings, assessments, judgments, damages, costs, losses and expenses, including any payment made in good faith in settlement of any claim, resulting from the breach by TriCord of any representation, covenant or warranty made under this Agreement or from any misrepresentation in or omission from any certificate or other instrument furnished or to be furnished by TriCord and/or the Acquirer to ARIA hereunder.

ARTICLE 4
COVENANTS OF TriCord

Covenants

4.1       TriCord covenants and agrees with ARIA that TriCord will:

(a)
Conduct of Business. Until the Closing, conduct its business diligently and in the ordinary course consistent with the manner in which it generally has been operated up to the date of execution of this Agreement;

(b)
Access. Until the Closing, give the ARIA Shareholders and their representatives full access to all of the properties, books, contracts, commitments and records of TriCord, and furnish to the ARIA Shareholders and their representatives all such information as they may reasonably request;

(c)	Procure Consents. Until the Closing, take all reasonable steps required to obtain, prior to Closing, any and all third party consents required to permit the Merger;

(d)	Public Information. Make and keep public information available, as those terms are understood and defined in Rule 144 (defined below); and

(e)	SEC Filings. File with the Commission in a timely manner, all reports and other documents required of TriCord under either the Securities Act or the Exchange Act.

(f)
Tax Returns. TriCord shall on and after the Closing Date be responsible for any taxes owed or penalties thereon pertaining to the failure of TriCord and its subsidiaries to file tax returns with the appropriate jurisdictions for any periods prior to Closing.

Authorization

4.2
TriCord hereby agrees to authorize and direct any and all federal, state, municipal, foreign and international governments and regulatory authorities having jurisdiction respecting TriCord and its subsidiaries to release any and all information in their possession respecting TriCord and its subsidiaries to ARIA. TriCord shall promptly execute and deliver to ARIA any and all consents to the release of information and specific authorizations which ARIA reasonably requires to gain access to any and all such information.

Reports Under the Exchange Act

4.3
With a view to making available to the ARIA Shareholders the benefits of Rule 144 promulgated under the Securities Act or any other similar rule or regulation of the Commission that may at any time permit the ARIA Shareholders to sell securities of TriCord to the public without registration and without imposing restrictions arising under the federal securities laws on the purchases thereof (“Rule 144”), and provided that the applicable holding period imposed by Rule 144 has been met, TriCord agrees to furnish to each ARIA Shareholder, so long as such ARIA Shareholder owns TriCord Common Shares, promptly upon request, (i) a written statement by TriCord that it has complied with the reporting requirements of Rule 144, the Securities Act and the Exchange Act, (ii) a copy of the most recent annual or quarterly report of TriCord and such other reports and documents so filed by TriCord, and (iii) such other information as may be reasonably requested to permit the ARIA Shareholders to sell such securities pursuant to Rule 144 without registration.

Survival

4.4	The covenants set forth in this Article shall survive the Closing for the benefit of the ARIA Shareholders and shall continue to survive for a period not to exceed one year from the Closing Date.

ARTICLE 5
REPRESENTATIONS AND WARRANTIES OF
ARIA

Representations and Warranties

5.1              ARIA represents and warrants in all material respects to TriCord, with the intent that it will rely thereon in entering into this Agreement and in approving and completing the transactions contemplated hereby, that:

ARIA- Corporate Status and Capacity

(a)
Incorporation. ARIA is a corporation duly incorporated and validly existing under the laws of the State of Delaware, and is in good standing with the office of the Secretary of State for the State of Delaware;

(b)
Carrying on Business. ARIA carries on business primarily in the States of Virginia and California and does not carry on any material business activity in any other jurisdiction. The nature of the ARIA Business does not require ARIA to register or otherwise be qualified to carry on business in any other jurisdiction;

(c)
Corporate Capacity. ARIA has the corporate power, capacity and authority to own the ARIA Assets and to carry on the ARIA Business and ARIA has the corporate power, capacity and authority to enter into and complete this Agreement;

ARIA- Capitalization

(d)
Authorized Capital. The authorized capital of ARIA consists of 10,000,000 shares of common stock, $0.001 par value, of which all 10,000,000 shares are presently issued and outstanding and 2,000,000 shares of Preferred Stock, .001 par value, of which 0 shares are presently issued and outstanding.

(e)
Ownership of ARIA Shares. The issued and outstanding share capital of ARIA consist of 10,000,000 common shares (being the ARIA Shares), which shares on Closing shall be validly issued and outstanding as fully paid and non-assessable shares. The ARIA Shareholders will be at Closing the registered and beneficial owner of the ARIA Shares. The ARIA Shares owned by the ARIA Shareholders will on Closing be free and clear of any and all liens, charges, pledges, encumbrances, restrictions on transfer and adverse claims whatsoever not created by or through TriCord and/or the Acquirer;

(f)	No Restrictions. There are no restrictions on the transfer, sale or other disposition of ARIA Shares contained in the charter documents of ARIA or under any agreement;

ARIA- Records and Financial Statements

(g)
Charter Documents. The charter documents of ARIA have not been altered since its incorporation date, except as filed in the record books of ARIA, and ARIA is not in violation or breach of, or in default with respect to, any term of its Articles of Incorporation (or other charter documents) or by-laws;

(h)
ARIA Financial Statements. The ARIA Financial Statements present fairly, in all material respects, the assets and liabilities (whether accrued, absolute, contingent or otherwise) of ARIA as of the respective dates thereof, and the results of operations and changes in financial position of ARIA during the periods covered thereby, and will be prepared in accordance with generally accepted accounting principles consistently applied throughout the periods indicated;

(i)
ARIA Accounts Payable and Liabilities. There are no material liabilities, contingent or otherwise, of ARIA which are not reflected in the ARIA Financial Statements except those incurred in the ordinary course of business since the date of the ARIA Financial Statements;

(j)	No Dividends. No dividends or other distributions on any shares in the capital of ARIA have been made, declared or authorized since the date of the ARIA Financial Statements;

ARIA- Income Tax Matters

(k)
Tax Returns. All tax returns and reports of ARIA required by law to be filed have been filed and to the best of ARIA’s knowledge and belief are true, complete and correct, and any taxes payable in accordance with any return filed by ARIA or in accordance with any notice of assessment or reassessment issued by any taxing authority have been so paid;

(l)
Current Taxes. Adequate provisions have been made for taxes payable for the current period for which tax returns are not yet required to be filed and there are no agreements, waivers, or other arrangements providing for an extension of time with respect to the filing of any tax return by, or payment of, any tax, governmental charge or deficiency by ARIA. ARIA is not aware of any contingent tax liabilities or any grounds which would prompt a reassessment including aggressive treatment of income and expenses in filing earlier tax returns;

ARIA- Applicable Laws and Legal Matters

(m)
Licenses. ARIA holds all licenses and permits as may be requisite for carrying on the ARIA Business in the manner in which it has heretofore been carried on, which licenses and permits have been maintained and continue to be in good standing except where the failure to obtain or maintain such licenses or permits would not have a material adverse effect on the ARIA Business;

(n)
Applicable Laws. ARIA has not been charged with or received notice of breach of any laws, ordinances, statutes, regulations, by-laws, orders or decrees to which it is subject or which applies to it the violation of which would have a material adverse effect on the ARIA Business, and, to ARIA’s knowledge and belief, ARIA is not in breach of any laws, ordinances, statutes, regulations, by-laws, orders or decrees the contravention of which would result in a material adverse impact on the ARIA Business;

(o)
Pending or Threatened Litigation. There is no material litigation or administrative or governmental proceeding pending or threatened against or relating to ARIA, the ARIA Business, or any of the ARIA Assets, nor does ARIA have any knowledge of any deliberate act or omission of ARIA that would form any material basis for any such action or proceeding;

(p)
No Bankruptcy. ARIA has not made any voluntary assignment or proposal under applicable laws relating to insolvency and bankruptcy and no bankruptcy petition has been filed or presented against ARIA and no order has been made or a resolution passed for the winding-up, dissolution or liquidation of ARIA;

(q)
Labor Matters. ARIA is not a party to any collective agreement relating to the ARIA Business with any labor union or other association of employees and no part of the ARIA Business has been certified as a unit appropriate for collective bargaining or, to the knowledge of ARIA, has made any attempt in that regard and ARIA has no reason to believe that any current employees will leave ARIA’s employ as a result of this Merger;

Execution and Performance of Agreement

(r)
Authorization and Enforceability. The execution and delivery of this Agreement, and the completion of the transactions contemplated hereby, have been duly and validly authorized by all necessary corporate action on the part of ARIA and the ARIA Shareholders;

(s)	No Violation or Breach. The execution and performance of this Agreement will not

(i)	violate the charter documents of ARIA or result in any breach of, or default under, any loan agreement, mortgage, deed of trust, or any other agreement to which ARIA is a party,

(ii)	give any person any right to terminate or cancel any agreement including, without limitation, ARIA Material Contracts, or any right or rights enjoyed by ARIA,

(iii)	result in any material alteration of ARIA’s obligations under any agreement to which ARIA is a party including, without limitation, the ARIA Material Contracts,

(iv)	result in the creation or imposition of any lien, encumbrance or restriction of any nature whatsoever in favor of a third party upon or against the ARIA Assets,

(v)	result in the imposition of any tax liability to ARIA relating to ARIA Assets or the ARIA Shares, or

(vi)	violate any court order or decree to which ARIA is subject;

ARIA Assets - Ownership and Condition

(t)	No Option. No person, firm or corporation has any agreement or option or a right capable of becoming an agreement for the purchase of any of the ARIA Assets;

(u)	ARIA Material Contracts. The ARIA Material Contracts constitute all of the material contracts of ARIA;

(v)
No Default. There has not been any default in any material obligation of ARIA or any other party to be performed under any of the ARIA Material Contracts, each of which is in good standing and in full force and effect and unamended, and ARIA is not aware of any default in the obligations of any other party to any of the ARIA Material Contracts;

ARIA Assets - ARIA Goodwill and Other Assets

(w)	ARIA does not have any knowledge of any infringement by ARIA of any patent, trademark, copyright or trade secret;

The Business of ARIA

(x)
Maintenance of Business. Since the date of the ARIA Financial Statements, the ARIA Business has been carried on in the ordinary course, and ARIA has not entered into any material agreement or commitment except in the ordinary course; and

(y)	Subsidiaries. ARIA does not have any subsidiaries and does not otherwise own, directly or indirectly, any shares or interest in any other corporation, partnership, joint venture or firm.

Non-Merger and Survival

5.2              The representations and warranties of ARIA contained herein will be true at and as of Closing in all material respects as though such representations and warranties were made as of such time.  Notwithstanding the completion of the transactions contemplated hereby, the waiver of any condition contained herein (unless such waiver expressly releases a party from any such representation or warranty) or any investigation made by TriCord, the representations and warranties of ARIA shall survive the Closing for a period of two (2) years.

Indemnity

5.3              ARIA agrees to indemnify and save harmless TriCord from and against any and all claims, demands, actions, suits, proceedings, assessments, judgments, damages, costs, losses and expenses, including any payment made in good faith in settlement of any claim (subject to the right of ARIA to defend any such claim), resulting from the breach by ARIA of any representation or warranty of ARIA made under this Agreement or from any misrepresentation in or omission from any certificate or other instrument furnished or to be furnished by ARIA to TriCord hereunder.  Legal fees and other costs of defending and prosecuting this action shall be borne by ARIA.

ARTICLE 6
COVENANTS OF ARIA

Covenants

6.1              ARIA covenants and agrees with TriCord that it will:

(a)
Conduct of Business. Until the Closing, conduct the ARIA Business diligently and in the ordinary course consistent with the manner in which the ARIA Business generally has been operated up to the date of execution of this Agreement;

(b)	Preservation of Business. Until the Closing, use their best efforts to preserve the ARIA Business and the ARIA Assets;

(c)
Procure Consents. Until the Closing, take all reasonable steps required to obtain, prior to Closing, any and all third party consents required to permit the Merger and to preserve and maintain the ARIA Assets, including the ARIA Material Contracts; and

(d)
Reporting and Internal Controls. From and after the Effective Time, forthwith take all required actions to implement internal controls on the business of the Surviving Company to ensure that the Surviving Company complies with Section 13(b)(2) of the Exchange Act.

Authorization

6.2              ARIA hereby agrees to authorize and direct any and all federal, state, municipal, foreign and international governments and regulatory authorities having jurisdiction respecting ARIA to  release any and all information in their possession respecting ARIA to TriCord.  ARIA shall promptly execute and deliver to TriCord any and all consents to the release of information and specific authorizations which TriCord reasonably require to gain access to any and all such information.

Survival

6.3              The covenants set forth in this Article shall survive the Closing for the benefit of TriCord.

ARTICLE 7
CONDITIONS PRECEDENT

Conditions Precedent in favor of TriCord

7.1              TriCord’s obligations to carry out the transactions contemplated hereby are subject to the fulfillment (or waiver by TriCord) of each of the following conditions precedent on or before the Closing:

(a)
all documents or copies of documents, securities issuances and wire transfers required to be executed and delivered to TriCord as set forth in Article 9 hereof will have been so executed and delivered;

(b)	all of the terms, covenants and conditions of this Agreement to be complied with or performed by ARIA at or prior to the Closing will have been complied with or performed;

(c)
title to the ARIA Shares held by the ARIA Shareholders will be free and clear of all mortgages, liens, charges, pledges, security interests, encumbrances or other claims whatsoever not created by or through TriCord and/or the Acquirer;

(d)	the Certificate of Merger shall be executed by ARIA in form acceptable for filing with the Nevada Secretary of State;

(e)	reserved;

(f)	subject to Article 8 hereof, there will not have occurred:

(i)
any material adverse change in the financial position or condition of ARIA, its liabilities or the ARIA Assets or any damage, loss or other change in circumstances materially and adversely affecting the ARIA Business or the ARIA Assets or ARIA’s right to carry on the ARIA Business, other than changes in the ordinary course of business, none of which has been materially adverse, or

(ii)
any damage, destruction, loss or other event, including changes to any laws or statutes applicable to ARIA or the ARIA Business (whether or not covered by insurance) materially and adversely affecting ARIA, the ARIA Business or the ARIA Assets;

(g)	the transactions contemplated hereby shall have been approved by all other regulatory authorities having jurisdiction over the subject matter hereof, if any; and

(h)	all representations and warranties of ARIA contained herein shall be true and correct as of the Closing Date.

Waiver by TriCord

7.2              The conditions precedent set out in the preceding section are inserted for the exclusive benefit of TriCord and any such condition may be waived in whole or in part by TriCord at or prior to Closing by delivering to ARIA a written waiver to that effect signed by TriCord. In the event that the conditions precedent set out in the preceding section are not satisfied on or before the Closing, TriCord shall be released from all obligations under this Agreement.

Conditions Precedent in Favor of ARIA

7.3              The obligations of ARIA to carry out the transactions contemplated hereby are subject to the fulfillment of each of the following conditions precedent on or before the Closing:

(a)	all documents or copies of documents required to be executed and delivered to ARIA or the ARIA Shareholders hereunder will have been so executed and delivered;

(b)	reserved;

(c)
all directors and officers of TriCord shall have tendered their resignations in a form reasonably acceptable to ARIA, and the ARIA’s Shareholders’ nominees shall have been appointed to TriCord’s board of directors in a form reasonably acceptable to ARIA;

(d)	ARIA shall be in receipt of the ARIA Financial Statements;

(e)	reserved;

(f)	TriCord shall have no liabilities (or all outstanding liabilities shall be satisfied at Closing);

(g)	all of the terms, covenants and conditions of this Agreement to be complied with or performed by TriCord or the Acquirer at or prior to the Closing shall have been complied with or performed;

(h)	ARIA shall have completed its review and inspection of the books and records of TriCord and its subsidiaries and shall be reasonably satisfied with same in all material respects;

(i)
TriCOrd shall have delivered an instruction letter to the transfer agent to issue the Acquisition Shares to be issued pursuant to the terms of the Merger to the ARIA Shareholders and the Acquisition Shares will be registered on the books of TriCord in the name of the ARIA Shareholders at the Effective Time;

(j)	title to the Acquisition Shares will be free and clear of all mortgages, liens, charges, pledges, security interests, encumbrances or other claims whatsoever;

(k)	the Certificate of Merger shall be executed by the Acquirer in form acceptable for filing with the Nevada Secretary of State;

(l)	reserved;

(m)	subject to Article 8 hereof, there will not have occurred

(i)
any material adverse change in the financial position or condition of TriCord, its subsidiaries, their assets or liabilities or any damage, loss or other change in circumstances materially and adversely affecting TriCord or the TriCord Business or TriCord’s right to carry on the TriCord Business, other than changes in the ordinary course of business, none of which has been materially adverse, or

(ii)
any damage, destruction, loss or other event, including changes to any laws or statutes applicable to TriCord or the TriCord Business (whether or not covered by insurance) materially and adversely affecting TriCord, its subsidiaries or its assets;

(n)	the transactions contemplated hereby shall have been approved by all other regulatory authorities having jurisdiction over the subject matter hereof, if any; and

(o)	all representations and warranties of TriCord and the Acquirer contained herein shall be true and correct as of the Closing Date.

Waiver by ARIA

7.4              The conditions precedent set out in the preceding section are inserted for the exclusive benefit of ARIA and any such condition may be waived in whole or in part by ARIA at or prior to the Closing by delivering to TriCord a written waiver to that effect signed by ARIA. In the event that the conditions precedent set out in the preceding section are not satisfied on or before the Closing ARIA shall be released from all obligations under this Agreement.

Nature of Conditions Precedent

7.5              The conditions precedent set forth in this Article are conditions of completion of the transactions contemplated by this Agreement and are not conditions precedent to the existence of a binding agreement. Each party acknowledges receipt of the sum of $1.00 and other good and valuable consideration as separate and distinct consideration for agreeing to the conditions precedent in favor of the other party or parties set forth in this Article.

Confidentiality

7.6              Notwithstanding any provision herein to the contrary, the parties hereto agree that the existence and terms of this Agreement are confidential and that if this Agreement is terminated pursuant to the preceding section the parties agree to return to one another any and all financial, technical and business documents delivered to the other party or parties in connection with the negotiation and execution of this Agreement and shall keep the terms of this Agreement and all information and documents received from ARIA and TriCord and the contents thereof confidential and not utilize nor reveal or release same, provided, however, that TriCord may be required to issue news releases regarding the execution and consummation of this Agreement and file a Current Report on Form 8-K with the Commission respecting the proposed Merger contemplated hereby together with such other documents as are required to maintain the currency of TriCord’s filings with the Commission.

ARTICLE 8
RISK

Material Change in the Business of ARIA

8.1              If any material loss or damage to the ARIA Business occurs prior to Closing and such loss or damage, in TriCord’s reasonable opinion, cannot be substantially repaired or replaced within sixty (60) days, TriCord shall, within two (2) days following any such loss or damage, by notice in writing to ARIA, at its option, either:

(a)	terminate this Agreement, in which case no party will be under any further obligation to any other party; or

(b)
elect to complete the Merger and the other transactions contemplated hereby, in which case the proceeds and the rights to receive the proceeds of all insurance covering such loss or damage will, as a condition precedent to TriCord’s obligations to carry out the transactions contemplated hereby, be vested in ARIA or otherwise adequately secured to the satisfaction of TriCord on or before the Closing Date.

Material Change in the TriCord Business

8.2              If any material loss or damage to the TriCord Business occurs prior to Closing and such loss or damage, in ARIA’s reasonable opinion, cannot be substantially repaired or replaced within sixty (60) days, ARIA shall, within two (2) days following any such loss or damage, by notice in writing to TriCord, at its option, either:

(a)	terminate this Agreement, in which case no party will be under any further obligation to any other party; or

(b)
elect to complete the Merger and the other transactions contemplated hereby, in which case the proceeds and the rights to receive the proceeds of all insurance covering such loss or damage will, as a condition precedent to ARIA’s obligations to carry out the transactions contemplated hereby, be vested in TriCord or otherwise adequately secured to the satisfaction of ARIA on or before the Closing Date.

ARTICLE 9
CLOSING

Closing

9.1              The Merger and the other transactions contemplated by this Agreement will be closed on or before March 2, 2009, in accordance with the closing procedure set out in this Article.

Documents to be Delivered by ARIA

9.2              On or before the Closing, ARIA will deliver or cause to be delivered to TriCord:

(a)	an executed copy of this Agreement;

(b)
all reasonable consents or approvals required to be obtained by ARIA for the purposes of completing the Merger and preserving and maintaining the interests of ARIA under any and all ARIA Material Contracts and in relation to ARIA Assets;

(c)
an officers certificate containing articles, bylaws, and certified copies of such resolutions of the shareholders and directors of ARIA as are required to be passed to authorize the execution, delivery and implementation of this Agreement;

(d)	such other documents as TriCord may reasonably require to give effect to the terms and intention of this Agreement.

Documents to be Delivered by TriCord

9.3              On or before the Closing, TriCord and the Acquirer shall deliver or cause to be delivered to ARIA:

(a)	an executed copy of this Agreement;

(b)	an irrevocable instruction letter to the transfer agent to issue share certificates representing the Acquisition Shares duly registered in the names of the ARIA Shareholders;

(c)
an officers certificate containing articles, bylaws, and certified copies of such resolutions of the directors of TriCord and the Acquirer as are required to be passed to authorize the execution, delivery and implementation of this Agreement;

(d)	a certified copy of a resolution of the directors of TriCord dated as of the Closing Date appointing the nominees of the ARIA Shareholders to the board of directors of TriCord;

(e)	resignations of each of the officers and directors of TriCord in a form reasonably acceptable to ARIA;

(f)	such other documents as ARIA may reasonably require to give effect to the terms and intention of this Agreement.

ARTICLE 10
POST-CLOSING MATTERS

General

10.1              Forthwith after the Closing, TriCord and ARIA agree to use all their best efforts to:

(a)	file the Certificate of Merger with the Secretary of State of Nevada; and

(b)	issue a news release reasonably acceptable to each party reporting the Closing; and

(c)
file a Form 8-K with the Securities and Exchange Commission disclosing the terms of this Agreement which includes audited financial statements of ARIA as well as pro forma financial information of ARIA and TriCord as required by Regulation S-X as promulgated by the Commission (all at no cost to the ARIA Shareholders); and

(d)
take such steps as required to change the name of TriCord to “Aria International Holdings, Inc.” as of the earliest practical date following the date hereof but in any event within 60 days of the Closing;

10.2     The parties agree that the certain additional TriCord Common Shares shall be issued to the Aria Shareholders based upon the financial performace of Aria in accordance with the following:

(a)
If the gross revenue booked by TriCord within the first 12 months from the Closing is equal to or greater than $20 million but less than $30 million (“Milestone 1”), TriCord shall issue additional such shares to bring Aria’s total ownership of TriCord to seventy percent (70%) of TriCord based on the total share ownership of 152,025,160 shares of Common Stock issued and outstanding upon completion of the private placement offering dated February 20 , 2009 (i.e. 15,202,516 Milestone 1 Shares).

(b)
If the gross revenue booked by TriCord within the first 18 months from the Closing is equal to or greater than $30 million (“Milestone 2”), TriCord shall issue additional such shares to bring Aria’s total ownership of TriCord to eighty percent (80%) of TriCord based on the total share ownership of 152,025,160 shares of Common Stock issued and outstanding upon completion of the private placement offering dated February 20 , 2009 (i.e. 15,202,516 Milestone 2 Shares).

(c)
All such shares of common stock issue as a result of achieving Milestone 1 and Milestone 2 as set forth in Section 10.2(a) and (b) above may be issued as shares at the current market price as of the Milestone 1 or 2 date or at the option of Aria, as warrants to purchase common shares at a purchase price of ten cents ($0.10) per share over a period of ten (10) years.

ARTICLE 11
GENERAL PROVISIONS

Arbitration

11.1              The parties hereto shall attempt to resolve any dispute, controversy, difference or claim arising out of or relating to this Agreement by negotiation in good faith.  If such good negotiation fails to resolve such dispute, controversy, difference or claim within thirty (30) days after any party delivers to any other party a notice of its intent to submit such matter to arbitration, then any party to such dispute, controversy, difference or claim may submit such matter to arbitration.

              Any action or proceeding seeking to enforce any provision of, or based upon any right arising out of, this Agreement shall be settled by binding arbitration by a panel of three (3) arbitrators in accordance with the Commercial Arbitration Rules of the American Arbitration Association and governed by the laws of the State of Delaware (without regard to the choice-of-law rules or principles of that jurisdiction).  Judgment upon the award may be entered in any court located in the State of New York, and all the parties hereto hereby expressly waive any objections or defense based upon lack of personal jurisdiction.

              Each of the plaintiff and defendant party to the arbitration shall select one (1) arbitrator (or where multiple plaintiffs and/or defendants exist, one (1) arbitrator shall be chosen collectively by such parties comprising the plaintiffs and one (1) arbitrator shall be chosen collectively by those parties comprising the defendants) and then the two (2) arbitrators shall mutually agree upon the third arbitrator.  Where no agreement can be reached on the selection of either a third arbitrator or an arbitrator to be named by either a group of plaintiffs or a group of defendants, any implicated party may apply to a judge of the courts of the State of New York, to name an arbitrator.    Process in any such action or proceeding may be served on any party anywhere in the world.

Indemnification Provisions

11.2      Notice to Indemnifying Party.  If any party (the “Indemnitee”) receives notice of any claim or the commencement of any action or proceeding with respect to which the other party (or parties) is obligated to provide indemnification (the “Indemnifying Party”) pursuant to Sections 3.3 or 5.3 hereof, the Indemnitee shall give the Indemnifying Party written notice thereof within a reasonable period of time following the Indemnitee’s receipt of such notice.  Such notice shall describe the claim in reasonable detail and shall indicate the amount (estimated if necessary) of the losses that have been or may be sustained by the Indemnitee.  The Indemnifying Party may, subject to the other provisions of this Section 11.2, compromise or defend, at such Indemnifying Party’s own expense and by such Indemnifying Party’s own counsel, any such matter involving the asserted liability of the Indemnitee in respect of a third-party claim.  If the Indemnifying Party elects to compromise or defend such asserted liability, it shall within thirty (30) days (or sooner, if the nature of the asserted liability so requires) notify the Indemnitee of its intent to do so, and the Indemnitee, shall reasonably cooperate, at the request and reasonable expense of the Indemnifying Party, in the compromise of, or defense against, such asserted liability.  The Indemnifying Party will not be released from any obligation to indemnify the Indemnitee hereunder with respect to a claim without the prior written consent of the Indemnitee, unless the Indemnifying Party delivers to the Indemnitee a duly executed agreement settling or compromising such claim with no monetary liability to or injunctive relief against the Indemnitee and a complete release of the Indemnitee with respect thereto.  The Indemnifying Party shall have the right to conduct and control the defense of any third-party claim made for which it has been provided notice hereunder.  All costs and fees incurred with respect to any such claim will be borne by the Indemnifying Party.  The Indemnitee will have the right to participate, but not control, at its own expense, the defense or settlement of any such claim; provided, that if the Indemnitee and the Indemnifying Party shall have conflicting claims or defenses, the Indemnifying Party shall not have control of such conflicting claims or defenses and the Indemnitee shall be entitled to appoint a separate counsel for such claims and defenses at the cost and expense of the Indemnifying Party.   If the Indemnifying Party chooses to defend any claim, the Indemnitee shall make available to the Indemnifying Party any books, records or other documents within its control that are reasonably required for such defense.

Notice

11.3              Any notice required or permitted to be given by any party will be deemed to be given when in writing and delivered to the address for notice of the intended recipient by personal delivery, prepaid  certified or registered mail, or Facsimile. Any notice delivered by mail shall be deemed to have been received on the fourth business day after and excluding the date of mailing, except in the event of a disruption in regular postal service in which event such notice shall be deemed to be delivered on the actual date of receipt. Any notice delivered personally or by Facsimile shall be deemed to have been received on the actual date of delivery.

Addresses for Service

11.4              The address for service of notice of each of the parties hereto is as follows:

(a)	TriCord or the Acquirer:

TriCord Hurricane Holdings,Inc.
2501 South Cincinnati Ave., Tulsa, OK 74114
Attn:  James N. Welsh, President
Phone:  (918) 812-7636

With a copy to:

Sichenzia Ross Friedman Ference, LLP
61 Broadway, 32nd Floor
New York, NY 10006
Attn: Greg Sichenzia, Esq.
Phone (212) 930-9700
Fax (212) 930-9725

(b)	ARIA:

ARIA International, Incorporated
4821 49th Street
Arlington, VA 22207
Attn:  Michael Crosby
Phone: (703) 232-1435
Facsimile: (888) 572-8345

With a copy to:
Soden & Stinberger, LLP
550 West C Street, Suite 1710
San Diego, CA 92101
Attn: Stephen R. Soden, Esq.
Phone: (619) 239-3200
Facsimile: (619) 238-4581

Change of Address

11.5              Any party may, by notice to the other parties change its address for notice to some other address in North America and will so change its address for notice whenever the existing address or notice ceases to be adequate for delivery by hand. A post office box may not be used as an address for service.

Further Assurances

11.6              Each of the parties will execute and deliver such further and other documents and do and perform such further and other acts as any other party may reasonably require to carry out and give effect to the terms and intention of this Agreement.

Time of the Essence

11.7              Time is expressly declared to be the essence of this Agreement.

Entire Agreement

11.8              The provisions contained herein constitute the entire agreement among ARIA, the Acquirer and TriCord respecting the subject matter hereof and supersede all previous communications, representations and agreements, whether verbal or written, among ARIA, the Acquirer and TriCord with respect to the subject matter hereof.

Enurement

11.9              This Agreement will enure to the benefit of and be binding upon the parties hereto and their respective heirs, executors, administrators, successors and permitted assigns.

Assignment

11.10              This Agreement is not assignable without the prior written consent of the parties hereto.

Expenses

11.11               Each party agrees to pay, without right of reimbursement from any other party and regardless of whether or not the transaction is consummated, the costs incurred by it in connection with this transaction, including legal fees and other costs incidental to the negotiation of the terms of the transaction and the preparation of related documentation; notwithstanding anything to the contrary herein.

Counterparts

11.12              This Agreement may be executed in counterparts, each of which when executed by any party will be deemed to be an original and all of which counterparts will together constitute one and the same Agreement. Delivery of executed copies of this Agreement by Facsimile will constitute proper delivery, provided that originally executed counterparts are delivered to the parties within a reasonable time thereafter.

Applicable Law

11.13               This Agreement is subject to the laws of the State of New York.

Disclosures of Conflicts of Interest

11.14               All parties acknowledge that:

In connection with the Merger and our present relationship with Aria, the parties acknowledge that the law firm of Soden & Steinberger, LLP (“S&S”) represents Aria International as its General Counsel and Secretary and one or more of its partners have been a shareholder of Aria International since December 19, 2008, which could create a potential or actual conflict.  However, S&S has never had any attorney-client relationship with TriCord.

Termination

11.15                This Agreement may only be terminated at any time prior to the Closing Date:

         (a)           upon mutual written consent authorized by the Board of Directors of TriCord and ARIA; or

         (b)           by either TriCord or ARIA if the Closing shall not have been consummated by the close of business on March 31, 2009.

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IN WITNESS WHEREOF the parties have executed this Agreement effective as of the day and year first above written.

TRICORD HURRICANE HOLDINGS, INC.

By: /s/ James N. Welsh
James N. Welsh, President

ARIA ACQUSITION, INC.

By: /s/ James N. Welsh
James N. Welsh, President

ARIA INTERNATIONAL INCORPORATED

By: /s/ Michael A. Crosby
Michael A. Crosby, President